QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of UnionBanCal Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints David I. Matson, David A. Anderson, John H. McGuckin, Jr., and Morris W. Hirsch and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2007, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, UnionBanCal Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

UNIONBANCAL CORPORATION
By	/s/ MASAAKI TANAKA Name: Masaaki Tanaka Title: President and Chief Executive Officer

Dated: February 27, 2008

Signature	Title

/s/ AIDA M. ALVAREZ Aida M. Alvarez	Director
/s/ DAVID R. ANDREWS David R. Andrews	Director
/s/ NICHOLAS B. BINKLEY Nicholas B. Binkley	Director
/s/ L. DALE CRANDALL L. Dale Crandall	Director
/s/ MURRAY H. DASHE Murray H. Dashe	Director
/s/ RICHARD D. FARMAN Richard D. Farman	Director

/s/ PHILIP B. FLYNN Philip B. Flynn	Director
/s/ CHRISTINE GARVEY Christine Garvey	Director
/s/ MICHAEL J. GILLFILLAN Michael J. Gillfillan	Director
/s/ MOHAN S. GYANI Mohan S. Gyani	Director
Ronald L. Havner, Jr.	Director
/s/ NORIMICHI KANARI Norimichi Kanari	Director
/s/ MARY S. METZ Mary S. Metz	Director
/s/ SHIGEMITSU MIKI Shigemitsu Miki	Director
/s/ J. FERNANDO NIEBLA J. Fernando Niebla	Director
/s/ MASASHI OKA Masashi Oka	Director
/s/ KYOTA OMORI Kyota Omori	Director
/s/ BARBARA L. RAMBO Barbara L. Rambo	Director
/s/ MASAAKI TANAKA Masaaki Tanaka	Director
/s/ DEAN A. YOOST Dean A. Yoost	Director

QuickLinks

  EXHIBIT 24.1
POWER OF ATTORNEY